Exhibit 10.5

AMENDED AND RESTATED SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AGREEMENT (the “Agreement”) dated as of August 28, 2012 by CSS MANAGEMENT CORP., a Pennsylvania corporation with its principal place of business located at 4601 North Fairfax Road, Suite 1200, Arlington, VA 22203 (the “Company” or “Grantor”), in favor YA GLOBAL INVESTMENTS, L.P. (the “Secured Party”).

WHEREAS, the Secured Party has made loans and other financial accommodations to or for the benefit of Timios National Corporation (f/k/a Homeland Security Capital Corporation), a Delaware corporation (the “Borrower”), and its subsidiaries and affiliates;

WHEREAS, the Company, a subsidiary of the Borrower, joined that certain Security Agreement entered into and made effective as of March 14, 2008 (the “Security Agreement”) pursuant to that certain Joinder Agreement dated November 11, 2011;

WHEREAS, pursuant to the Security Agreement, the Company granted to the Secured Party security interests and liens on its personal property assets;

WHEREAS, the Secured Party has agreed to restructure its existing investments in the Borrower in accordance with that certain Exchange Agreement dated as of the date hereof; and

WHEREAS, it is a condition precedent to the Secured Party restructuring its investments in the Borrower that the Company execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS AND INTERPRETATIONS

Section 1.1.           Recitals.  The above recitals are true and correct and are incorporated herein, in their entirety, by this reference.

Section 1.2.           Interpretations. Nothing herein expressed or implied is intended or shall be construed to confer upon any person other than the Secured Party any right, remedy or claim under or by reason hereof.

Section 1.3.           Definitions.  All capitalized terms used in this Agreement and the recitals hereto and not defined herein shall have the meanings set forth in the Note (as defined herein) and Articles 8 or 9 of the Uniform Commercial Code as in effect from time to time in the State of New Jersey (the “Code”).

Section 1.4.           Other Definitions.  As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

“Event of Default” shall be deemed to have occurred under this Agreement upon an Event of Default under and as defined in the Note.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, that are applicable to the circumstances as of the date of determination.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, deposit arrangement, encumbrance, lien or preference priority or other security agreement or other preferential arrangement whatsoever, including, without limitation, any right of setoff, any conditional sale or other title retention agreement, the interest of a lessor under a lease or any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement naming the owner of the asset to which such Lien relates as debtor.

“Note” means that certain Amended and Restated Non-Recourse Promissory Note (HOMS-6-1) dated as of the date hereof in the original principal amount of Two Million Three Hundred Eleven Thousand Fifty and 00/100 Dollars ($2,311,050) issued by the Company to the Secured Party.

ARTICLE 2.

PLEDGED PROPERTY

Section 2.1.                                 Grant of Security Interest.

(a)           As collateral security for all of the Obligations (as defined in Section 2.2 hereof), the Grantor hereby pledges and assigns to the Secured Party, and grants to the Secured Party for its benefit, a continuing security interest in and to the following property (collectively, the “Pledged Property”):

(i) Escrow Agreement dated as of August 19, 2011 (the “Escrow Agreement”) by and among the Company, Halifax Security, Inc. and CSC Trust Company of Delaware; and

(v)  All supporting obligations, proceeds and products of any thereof, including any insurance covering any or all of the foregoing, wherever located, whether now owned, or now due, in which the Grantor has an interest or the power to transfer rights, or hereafter acquired, arising, or to become due, or in which the Grantor obtains an interest, or the power to transfer rights.

(b)           Simultaneously with the execution and delivery of this Agreement, the Grantor shall deliver to the Secured Party the originals of the Escrow Agreement and shall make,

execute, acknowledge, file, record and deliver to the Secured Party such documents, instruments, and agreements, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Party’s reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, the security interest of the Secured Party in the Pledged Property.

Section 2.2            Security for Obligations.  The security interest created hereby in the Pledged Property constitutes continuing collateral security for all of the following obligations, whether now existing or hereinafter incurred (collectively, the “Obligations”):

(a)  the payment by the Borrower, as and when due and payable (by scheduled maturity, acceleration, demand or otherwise), of all amounts from time to time owing by it in respect of the Note and the other Transaction Documents; and

(b)  the due performance and observance by the Grantor of all of its other obligations from time to time existing in respect of any of the Transaction Documents.

ARTICLE 3.

ATTORNEY-IN-FACT; PERFORMANCE

Section 3.1.           Secured Party Appointed Attorney-In-Fact.  The Grantor hereby appoints the Secured Party as its attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, exercisable after and during the continuance of an Event of Default, from time to time in the Secured Party’s discretion to take any action and to execute any instrument which the Secured Party may reasonably deem necessary to accomplish the purposes of this Agreement, including, without limitation, to (a) receive and collect all instruments made payable to the Grantor representing any payments in respect of the Pledged Property or any part thereof and to give full discharge for the same; (b) demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Pledged Property as and when the Secured Party may determine, and (c) to facilitate collection, the Secured Party may notify account debtors and obligors on any Pledged Property to make payments directly to the Secured Party.  The foregoing power of attorney is a power coupled with an interest and shall be irrevocable until all Obligations are paid and performed in full.  The Grantor agrees that the powers conferred on the Secured Party hereunder are solely to protect the Secured Party’s interests in the Pledged Property and shall not impose any duty upon the Secured Party to exercise any such powers.

Section 3.2.           Secured Party May Perform.  If the Grantor fails to perform any agreement contained herein, the Secured Party, at its option, may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be included in the Obligations secured hereby and payable by such Grantor under Section 8.3.

ARTICLE 4.

REPRESENTATIONS AND WARRANTIES

Section 4.1.           Authorization; Enforceability.  The Grantor represents and warrants that it has taken all action necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and upon execution and delivery, this Agreement shall constitute a valid and binding obligation of the Grantor, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights or by the principles governing the availability of equitable remedies.

Section 4.2.           Ownership of Pledged Property; No Liens.  The Grantor represents and warrants that it is the legal and beneficial owner of the Pledged Property free and clear of any Lien, except for the security interest created by this Agreement.

Section 4.3            Reserved.

Section 4.4            Location, State of Incorporation.  The Grantor’s principal place of business is 4601 North Fairfax Road, Suite 1200, Arlington, VA 22203 and state of incorporation is Delaware.

Section 4.5            Priority of Security Interest.  The security interest granted to the Secured Party hereunder shall be a first priority security interest subject to no other Liens.

Section 4.6           Subsidiaries.  Schedule 4.6 attached hereto has all the subsidiaries of the Grantor.

ARTICLE 5.

DEFAULT; REMEDIES

Section 5.1                                    Method of Realizing Upon the Pledged Property: Other Remedies.

If any Event of Default shall have occurred and be continuing:

(a)           The Secured Party may exercise in respect of the Pledged Property, in addition to any other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Pledged Property), and also may (i) take absolute control of the Pledged Property, including, without limitation, transfer into the Secured Party’s name or into the name of its nominee or nominees (to the extent the Secured Party has not theretofore done so) and thereafter receive, for the benefit of the Secured Party, all payments made thereon, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof, (ii) without notice except as specified below and without any obligation to prepare or process the Pledged Property for sale, (A) sell the Pledged Property or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable and/or (B) lease, license or dispose of the Pledged Property or any part thereof upon such terms as the Secured

Party may deem commercially reasonable.  The Grantor agrees that, to the extent notice of sale or any other disposition of the Pledged Property shall be required by law, at least ten (10) days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale or other disposition of the Pledged Property is to be made shall constitute reasonable notification.  The Secured Party shall not be obligated to make any sale or other disposition of any Pledged Property regardless of notice of sale having been given.  The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Property may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Secured Party accepts the first offer received and does not offer such Pledged Property to more than one offeree, and waives all rights that the Grantor may have to require that all or any part of such Pledged Property be marshaled upon any sale (public or private) thereof.  The Grantor hereby acknowledges that (1) any such sale of the Pledged Property by the Secured Party may be made without warranty, (2) the Secured Party may specifically disclaim any warranties of title, possession, quiet enjoyment or the like, and (3) such actions set forth in clauses (1) and (2) above shall not adversely affect the commercial reasonableness of any such sale of Pledged Property.

(b)           Any cash held by the Secured Party as Pledged Property and all cash proceeds received by the Secured Party in respect of any sale of or collection from, or other realization upon, all or any part of the Pledged Property shall be applied (after payment of any amounts payable to the Secured Party pursuant to Section 8.3 hereof) by the Secured Party against, all or any part of the Obligations in such order as the Secured Party shall elect.  Any surplus of such cash or cash proceeds held by the Secured Party and remaining after the indefeasible payment in full in cash of all of the Obligations shall be paid over to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

(c)           The Grantor hereby acknowledges that if the Secured Party complies with any applicable state, provincial, or federal law requirements in connection with a disposition of the Pledged Property, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Pledged Property.

(d)           The Secured Party shall not be required to marshal any present or future collateral security (including, but not limited to, this Agreement and the Pledged Property) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the Secured Party’s rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that the Grantor lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

Section 5.2            Duties Regarding Pledged Property.  The Secured Party shall have no duty as to the collection or protection of the Pledged Property or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody and reasonable care of any of the Pledged Property actually in the Secured Party’s possession.

ARTICLE 6.

AFFIRMATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing:

Section 6.1.           Existence, Properties, Etc.  The Grantor shall do, or cause to be done, all things, or proceed with due diligence with any actions or courses of action, that may be reasonably necessary (a) to maintain Grantor’s due organization, valid existence and good standing under the laws of its state of incorporation, and (b) to preserve and keep in full force and effect all qualifications, licenses and registrations in those jurisdictions in which the failure to do so could have a Material Adverse Effect (as defined below).  The Grantor shall not do, or cause to be done, any act impairing the Grantor’s corporate power or authority (i) to carry on the Grantor’s business as now conducted, and (ii) to execute or deliver this Agreement or any other document delivered in connection herewith, including, without limitation, any UCC-1 Financing Statements required by the Secured Party to which it is or will be a party, or perform any of its obligations hereunder or thereunder.  For purpose of this Agreement, the term “Material Adverse Effect” shall mean any material and adverse affect as determined by Secured Party in its reasonable discretion, whether individually or in the aggregate, upon (1) the Grantor’s assets, business, operations, properties or condition, financial or otherwise; (2) the Grantor’s ability to make payment as and when due of all or any part of the Obligations; or (3) the Pledged Property.

Section 6.2.           Reserved.

Section 6.3.           Accounts and Reports.  The Grantor shall maintain a standard system of accounting in accordance with GAAP.

Section 6.4.           Maintenance of Books and Records; Inspection.  The Grantor shall maintain its books, accounts and records in accordance with GAAP, and permit the Secured Party, its officers and employees and any professionals designated by the Secured Party in writing, at any time during normal business hours and upon reasonable notice to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with any employee, officer or director thereof.

Section 6.5.                                 Reserved.

Section 6.6.           Contracts and Other Collateral.  The Grantor shall perform all of its obligations under or with respect to each instrument, contract and other intangible included in the Pledged Property to which the Grantor is now or hereafter will be party on a timely basis and in the manner therein required.

Section 6.7.                                   Defense of Collateral, Etc.  The Grantor shall defend and enforce its right, title and interest in and to any part of the Pledged Property.

Section 6.8.                                   Taxes and Assessments.  The Grantor shall (a) file all material tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency (taking into account any extensions of the original due date), (b) pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Grantor, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all material taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Grantor in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto if and to the extent required by GAAP.

Section 6.9.                                   Compliance with Law and Other Agreements.  The Grantor shall maintain its business operations and property owned or used in connection therewith in compliance with (a) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (b) all agreements, licenses, franchises, indentures and mortgages to which the Grantor is a party or by which the Grantor or any of its properties is bound, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

Section 6.10.                             Notice of Default.  The Grantor will immediately notify the Secured Party upon becoming aware of any event causing a substantial loss or diminution in the value of all or any material part of the Pledged Property and the amount or an estimate of the amount of such loss or diminution.  The Grantor shall promptly notify the Secured Party of any condition or event which constitutes, or would constitute with the passage of time or giving of notice or both, an Event of Default.

Section 6.11.                             Notice of Litigation.  The Grantor shall give notice, in writing, to the Secured Party of (a) any actions, suits or proceedings wherein the amount at issue is in excess of $250,000, instituted by any persons against the Grantor, or affecting any of the assets of the Company instituted after the date hereof, and (b) any dispute, not resolved within fifteen (15) days of the commencement thereof, between the Grantor on the one hand and any governmental or regulatory body on the other hand, which might reasonably be expected to have a Material Adverse Effect on the business operations or financial condition of the Grantor.

Section 6.13.                             Reserved.

Section 6.14.                             Changes to Identity.  The Grantor will (a) give the Secured Party at least 10 days’ prior written notice of any change in such Grantor’s name, identity or organizational structure and (b) maintain its jurisdiction of incorporation, organization or formation.

Section 6.15.                             Reserved.

Section 6.16                                Perfection of Security Interests.

(a)                                  Financing Statements.  The Grantor hereby irrevocably authorizes the Secured Party, at the sole cost and expense of the Grantor, at any time and from time to time to file in any filing office in any jurisdiction any initial financing statement and amendment thereto that (i) identifies the Pledged Property and (ii) contains any other information required by Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor.  The Grantor agrees to furnish any such information to the Secured Party promptly upon request.  The Grantor also ratifies its authorization for the Secured Party to have filed in any jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.  The Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of the Secured Party and agrees that it will not do so without the prior written consent of the Secured Party.  The Grantor acknowledges and agrees that this Agreement constitutes an authenticated record.

(b)                                 Possession.  The Grantor (i) shall have possession of the Pledged Property, except where expressly otherwise provided in this Agreement; and (ii) will, where Pledged Property is in the possession of a third party, join with the Secured Party in notifying the third party of the Secured Party’s security interest and obtaining an acknowledgment from the third party that it is holding the Pledged Property for the benefit of the Secured Party.

(c)                                  Control.     The Grantor will cooperate with the Secured Party in obtaining control with respect to Pledged Property consisting of (i) Investment Property and (ii) electronic Chattel Paper.

(d)                                 Chattel Paper.                      The Grantor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to the Secured Party indicating that the Secured Party has a security interest in the Chattel Paper.

Section 6.17                                Reserved.

ARTICLE 7.

NEGATIVE COVENANTS

So long as any of the Obligations shall remain outstanding, unless the Secured Party shall otherwise consent in writing the Grantor covenants and agrees that it shall not:

Section 7.1.                                   Transfers, Liens and Encumbrances.

(a)                                  Sell, assign (by operation of law or otherwise), lease, license, exchange or otherwise transfer or dispose of any of the Pledged Property.

(b)                                 Directly or indirectly make, create, incur, assume or permit to exist any Lien in, to or against any part of the Pledged Property other than Liens in favor of the Secured Party.

Section 7.2.                                   Reserved.

Section 7.3.                                   Reserved.

Section 7.4.                                   Places of Business.  Change the location of its chief place of business, chief executive office or any place of business disclosed to the Secured Party, unless such change in location is to a different location within the United States and the Grantor provides notice to the Secured Party of the new location within 10 days’ of such change in location.

ARTICLE 8.

MISCELLANEOUS

Section 8.1.                                   Notices.

All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be considered as duly given on:  (a) the date of delivery, if delivered in person or by nationally recognized overnight delivery service or (b) five (5) days after mailing if mailed from within the continental United States by certified mail, return receipt requested to the party entitled to receive the same:

If to the Secured Party:	YA Global Investments, L.P.
101 Hudson Street-Suite 3700
Jersey City, New Jersey 07302
Attention: Legal Department
Telephone: (201) 986-8300
Facsimile: (201) 985-8266

If to the Company:	Mr. C. Thomas McMillen
Chief Executive Officer
Homeland Security Capital Corporation
4601 North Fairfax Road, Suite 1200
Arlington, VA 22203
Telephone: (703) 528-7073, extension 1
Facsimile: (703) 526-0649

With a copy to:	Jeffrey P. Schultz, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
666 Third Avenue
New York, NY 10017
Facsimile: (212) 935-3000
Facsimile: (212) 983-3115

Any party may change its address by giving notice to the other party stating its new address.  Commencing on the tenth (10th) day after the giving of such notice, such newly designated address shall be such party’s address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement.

Section 8.2.                                   Severability.  If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

Section 8.3.                                   Expenses.  The Company will pay to the Secured Party the amount of any and all reasonable out-of-pocket expenses incurred, including the reasonable fees and expenses of its counsel, which the Secured Party may incur in connection with (a) the custody or preservation of, or the sale, collection from, or other realization upon, any of the Pledged Property; (b) the exercise or enforcement of any of the rights of the Secured Party hereunder or (c) the failure by the Grantor to perform or observe any of the provisions hereof.

Section 8.4.                                   Waivers, Amendments, Etc.  The Secured Party’s delay or failure at any time or times hereafter to require strict performance by Grantor of any undertakings, agreements or covenants shall not waive, affect, or diminish any right of the Secured Party under this Agreement to demand strict compliance and performance herewith.  Any waiver by the Secured Party of any Event of Default shall not waive or affect any other Event of Default, whether such Event of Default is prior or subsequent thereto and whether of the same or a different type.  None of the undertakings, agreements and covenants of the Grantor contained in this Agreement, and no Event of Default, shall be deemed to have been waived by the Secured Party, nor may this Agreement be amended, changed or modified, unless such waiver, amendment, change or modification is evidenced by an instrument in writing specifying such waiver, amendment, change or modification and signed by the Secured Party in the case of any such waiver, and signed by the Secured Party and the Grantor in the case of any such amendment, change or modification.  Further, no such document, instrument, and/or agreement purported to be executed on behalf of the Secured Party shall be binding upon the Secured Party unless executed by a duly authorized representative of the Secured Party.

Section 8.5.                                   Continuing Security Interest; Termination.  This Agreement shall create a continuing security interest in the Pledged Property and shall: (a) remain in full force and effect so long as any of the Obligations shall remain outstanding; (b) be binding upon the Grantor and its successors and assigns; and (c) inure to the benefit of the Secured Party and its successors and assigns.  Upon the irrevocable payment in full in cash of the Obligations, this Agreement and the security interest created hereby shall terminate, all without delivery of any instrument or any further action by any party, and, in connection therewith, the Grantor shall be entitled to the return, at its expense, such of the Pledged Property as shall not have been sold in accordance herewith or otherwise applied pursuant to the terms hereof and the Secured Party shall deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

Section 8.6.                                   Independent Representation.  Each party hereto acknowledges and agrees that it has received or has had the opportunity to receive independent legal counsel of its own choice and that it has been sufficiently apprised of its rights and responsibilities with regard to the substance of this Agreement.

Section 8.7.                                   Applicable Law:  Jurisdiction.  This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.  The parties further agree that any action between them shall be heard in Hudson County, New Jersey, and expressly consent to the jurisdiction and venue of the Superior Court of New Jersey, sitting in Hudson County and the United States District Court for the District of New Jersey sitting in Newark, New Jersey for the adjudication of any civil action asserted pursuant to this Paragraph, provided, however, that nothing herein shall prevent the Secured Party from enforcing its rights and remedies (including, without limitation, by filing a civil action) with respect to the Pledged Property and/or the Grantor in any other jurisdiction in which the Pledged Property and/or the Grantor may be located.

Section 8.8.                                   Waiver of Jury Trial.  AS A FURTHER INDUCEMENT FOR THE SECURED PARTY TO ENTER INTO THIS AGREEMENT, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OTHER TRANSACTION DOCUMENTS.

Section 8.9                                      Right of Set Off.  The Grantor hereby grants to the Secured Party, a lien, security interest and right of setoff as security for all liabilities and obligations to the Secured Party, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Secured Party or any of its affiliates, or any entity under the control of the Secured Party, or in transit to any of them.  At any time, without demand or notice, the Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of the Grantor even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE THE SECURED PARTY TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE GRANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 8.10.                             Waiver of Claims.  The Grantor acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Secured Party, its investment manager or any of their respective officers, directors, employees, attorneys, representatives, parents, affiliates, predecessors, successors, or assigns, and that if the Grantor now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Secured Party, its investment manager or any of their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Agreement, all of them are hereby expressly WAIVED, and the Grantor hereby RELEASES the Secured Party, its investment manager and their respective officers, directors, employees, attorneys, representatives, affiliates, predecessors, successors, and assigns from any liability therefor.

Section 8.11.                             Reserved.

Section 8.12.                             Reserved.

Section 8.13                                Entire Agreement.  This Agreement constitutes the entire agreement among the parties and supersedes any prior agreement or understanding among them with respect to the subject matter hereof.

8.14.  Amended and Restated.  This Agreement, together with that certain Amended and Restated Security Agreement, dated as of the date hereof (the “Second Restated Security Agreement”), by the Borrower in favor of the Secured Party, amends and restates in its entirety the Security Agreement.  This Agreement and the Second Restated Security Agreement are given in substitution for but not in satisfaction of, the Security Agreement.  It is the intention of the parties hereto to avoid effectuating a novation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CSS MANAGEMENT CORP.

By:	/s/ Michael T. Brigante
Name: Michael T. Brigante
Title: CFO

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By:	/s/ David Gonzalez
Name: David Gonzalez
Title: Member & General Counsel

SCHEDULE 4.6
(Current Subsidiaries)

None